[LETTERHEAD OF MURPHY & MURPHY, C.P.A.]

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the use of our audit report dated February 19, 2001, in this Registration Statement on Form SB-2 of Wizzard Software Corporation for the years ended December 31, 2000, and 1999, which is part of this Registration Statement on Form SB-2, and all references to our firm included in this Registration Statement on Form SB-2.

/s/ Murphy & Murphy, C.P.A.
Clinton, Maryland

October 17, 2001